Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

250 Royall Street, Canton, MA	02021
(Address of principal executive offices	(Zip Code)

John Wahl, Trust Officer

350 Indiana St., Suite 750, Golden, Colorado 80401

(303) 262-0707

(Name, address and telephone number of agent for services)

FRIENDFINDER NETWORKS INC.

INTERACTIVE NETWORK, INC.

(Exact name of obligor as specified in its charter)

Nevada	13-3750988 42-1745941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Senior Secured Notes

(Title of the indenture securities)

Item 1.

General Information.  Furnish the following information as to the trustee:

(a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY  10017-2613

(b)

Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.

Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.

List of exhibits.  List below all exhibits filed as a part of this statement of eligibility.

1.

A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-179383)

2.

A copy of the certificate of authority of the trustee to commence business.  (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-179383)

3.

See exhibits 1 and 2.

4.

A copy of the existing bylaws of the trustee, as now in effect.  (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-179383)

6.

The consent of the Trustee required by Section 321(b) of the Act.

7.

A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Golden, and State of Colorado, on the 25th day of November 2013.

Computershare Trust Company, National Association

By:	/s/ John Wahl
John Wahl
Trust Officer

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Interactive Network, Inc.’s and Friendfinder Networks Inc.’s senior secured notes, Computershare Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ John Wahl
John Wahl Trust Officer

Golden, Colorado

November 25, 2013

EXHIBIT 7

Consolidation Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

250 Royal Street, Canton, MA 02021

at the close of business June 30, 2013.

ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	16,853
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	-0-
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	7,756
Other intangible assets	-0-
Other Assets	6,591
Total assets	31,200

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	1,544
Total liabilities	1,544

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	17,011
Retained earnings	12,115
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	29,656
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	29,656
Total liabilities and equity capital	31,200

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/S/ Robert G. Marshall

Robert G. Marshall

Assistant Controller